EXHIBIT 10.4

                            INVESTOR RIGHTS AGREEMENT



This Investor Rights Agreement (the "Agreement") entered into as of this 12th day of August, 2004 by and between LoyaltyPoint, Inc. (the "Company"), a Delaware corporation, and American Express Incentive Services, LLC, a Missouri limited liability company ("AEIS" or the "Holder").

         WHEREAS, the Company and the Holder have entered into that certain Stock and Warrants Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"); and

         WHEREAS, the Company has agreed to provide certain registration rights to the Holder in connection with the shares of Common Stock sold to the Investor pursuant to the Purchase Agreement;

         NOW, THEREFORE, the parties hereby agree as follows:

1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this
Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All other capitalized terms shall have the meaning contained in this Purchase Agreement.

         Affiliate: With reference to any designated Person, any Person that has a relationship with such designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other. For this purpose "control" means the power, direct or indirect, of one Person to direct or cause direction of the management and policies of another, whether by contract, through voting securities or otherwise.

         Commission: The Securities and Exchange Commission or any other governmental body at the time administering the Securities Act of 1933.

         Common Stock: The Company's authorized common stock, as constituted on the date of this Agreement, any stock into which such Common Stock may thereafter be changed and any stock of the Company of any other class, which is not preferred as to voting, dividends or assets over any other class of stock of the Company and which is not subject to redemption, issued to the holders of shares of such Common Stock upon any re-classification thereof.

         Company Securities: Any equity securities proposed to be sold by the Company in the registration statement referred to.

         Exchange Act: The Securities Exchange Act of 1934.

         Holder: AEIS or any transferee, in whole or in part, of the Warrants or the Common Stock issued upon exercise of the Warrants.

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         Person: A corporation, an association, a partnership, a limited liability company, a joint venture, a trust, an organization, a business, an entity, an individual, a government or political subdivision thereof or a governmental body.

         Registrable Securities: Common Stock issued pursuant to the Purchase Agreement or issuable upon exercise of the Warrants and any securities of the Company issued with respect to the Common Stock purchased pursuant to the Purchase Agreement by way of stock dividend or stock split or in connection with a combination, recapitalization, share exchange, consolidation or other reorganization of the Company. As to any Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act or any successor provision (any "Rule 144"), (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (iv) such securities have become eligible for sale under Rule 144 (k), (v) five years have elapsed from the date of this Agreement, or (vi) they shall have ceased to be outstanding. Provided, further, that in determining the number of Registrable Securities that shall be registered, the Company shall not be obligated to register the maximum number of shares that may be sold under Rule 144 as of the date upon which the Company receives or gives the notice referred to in Section 2.

         Securities Act: The Securities Act of 1933.

         Selling Expenses: All underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holder and all fees and disbursements of counsel for the Holder.

2. RGISTRATION RIGHTS.

         Section 2.1 Demand Registration. If prior to the time the Company is eligible to use Form S-3 for offerings by selling stockholders the Company shall receive a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.1, then the Company shall, within 20 days after the receipt of such written request, give written notice of such request (the "Request Notice") to all Holders (if any other than AEIS), and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within 20 days after receipt of the Request Notice, subject only to the limitations of this Section 2.1; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $2,500,000. The Company is obligated to effect only one such registration pursuant to this Section 2.1.

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         Section 2.2 Form S-3 Registration. Provided that the Company is eligible to use Form S-3 for offerings by selling stockholders, in case the Company shall receive from any Holder or Holders of at least 30% of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company shall promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders (if any other than AEIS)of Registrable Securities, and as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.2:

         (a)      if Form S-3 is not available for such offering;

         (b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; or

         (c) if the Company has, within the 12 month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.2.

         Section 2.3 Piggyback Registration. If the Company at any time proposes to register any of its equity securities under the Securities Act on any form other than Form S-4 or Form S-8 (or any similar or successor form then in effect), whether or not for sale for its own account, and if the registration form proposed to be used may be used for the registration of Registrable Securities, the Company shall in each such case give prompt written notice (and in any event at least 10 business days prior written notice prior to the filing of such registration statement) to the Holders of the Company's intention to do so, such notice to specify the securities to be registered, the proposed numbers and amounts thereof and the date not less than 10 days thereafter by which the Company must receive the Holders' written indication of whether the Holders wish to include their Registrable Securities in such registration statement and advising the Holders of their rights under this Section 3. Upon the written request of any Holder made on or before the date specified in such notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Holder), the Company shall, subject to the limitations of Sections 3.2(a) and 6.2 and to the extent permitted under Section 7, use its commercially reasonable efforts to cause all such Registrable Securities, which the Holders have so requested the registration thereof, to be registered under the Securities Act (with the securities that the Company at the time proposes to register), to the extent requisite to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by the Holders of the Registrable Securities to be so registered.

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         Section 2.4 Discontinuance. Notwithstanding anything to the contrary in this Section 2, the Company shall have the right to discontinue any registration under this Section 2 at any time prior to the effective date of such registration if the registration of other securities giving rise to such registration under this Section 2 is discontinued.

3. REGISTRATION PROCEDURES

         Section 3.1 Obligations of the Company. If and whenever the Company is required by the provisions hereof to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company shall, as expeditiously as possible:

         (a) prepare and file with the Commission (in the case of a registration pursuant to Section 2, such filing to be made as soon thereafter as possible but in any event within 60 days after the request by the Holder to register Registrable Securities) a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become and remain effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Holder copies of all such documents proposed to be filed);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective as provided in Section 3.2(a) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

         (c) furnish to counsel for the Holder and each underwriter of the securities being sold by the Holder such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such counsel may reasonably request, in substantially the form in which they are proposed to be filed with the Commission, in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holder;

         (d) use all commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of New York, or any other state requested by a Holder that does utilize a merit review or fairness approach in connection with federally registered offerings, subject to the commitment of AEIS and the Holders collectively not to request registration in any particular state unless it has a good faith expectation that at least 300,000 shares will be offered for sale in that state, and do any and all other acts and things which may be necessary or advisable to enable the Holders and any underwriter to consummate the disposition in such jurisdiction of such Registrable Securities owned by the Holder. Provided, however, the Company shall not be required to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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         (e) notify the Holder at any time when a prospectus relating to its
Registrable Securities is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in the related registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to the Holder and each underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

         (f) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

         (g) to the extent applicable if the principal trading market for the Company's Common Stock is a national securities exchange or The Nasdaq Stock Market ("Nasdaq"), use all commercially reasonable efforts (i) to cause all such Registrable Securities covered by such registration statement to be listed on such national securities exchange or Nasdaq (if such Registrable Securities are not already so listed) ;

         (h) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holder shall reasonably request in order to expedite or facilitate the disposition of its Registrable Securities;

         (i) make available for inspection by the Holder and by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors, employees and the independent public accountants who have audited its financial statements to supply all information reasonably requested by the participating Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

         (j) in the case of an underwritten offering, enable the Registrable Securities to be in such denominations and registered in such names as the underwriters may request at least two business days prior to the sale of the Registrable Securities;

         (k) notify the Holder of any stop order threatened or issued by the Commission and take all actions reasonably necessary to prevent the entry of such stop order or to remove it if entered; and

         (l) in any public offering in which an underwriter has, either alone or together with other underwriters, agreed to purchase the Common Stock from the Holders ,obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registrable Securities being sold reasonably request (provided that such

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Registrable Securities constitute at least 10% of the securities covered by such registration statement).

         Section 3.2 Other Procedures.

         (a) The Company shall be required to maintain the effectiveness of a registration statement until the earlier of (i) the sale of all Common Stock owned by the Holder or (ii) a total of three months (six months if registered on Form S-3). In the event that the registration statement is required to be amended or supplemented and the Company gives the Holder notice of such requirement, the Holder shall cease all sales. The Company shall have no liability to the Holder for delays in the Holder being able to sell the Registerable Securities (i) if the Company uses its commercially reasonable efforts to file post-effective amendments or supplements, (ii) where the required financial statements are unavailable, or (iii) where the Company would be required to disclose information that it has no duty to disclose under the Securities Act, the Exchange Act, or the rules and regulations of the Commission.

         (b) The Holder shall be deemed to have agreed by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) above, the Holder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Holder's receipt of the copies of the supplemented or amended prospectus contemplated by said Section 3.1(e) and, if so directed by the Company, shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 3.2(a) above shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) above.

         (c) The Holder shall furnish to the Company in writing such information and documents regarding it and the distribution of its securities as may reasonably be required to be disclosed in the registration statement in question by the rules and regulations under the Securities Act or under any other applicable securities or blue sky laws of the jurisdiction referred to in
Section 3.1(d) above. The Holder shall also promptly execute any representation letter concerning compliance with Regulation M under the Exchange Act (or any successor rule or regulation).

         (d) If any such registration or comparable statement refers to the Holder by name or otherwise as the holder of any securities of the Company, but such reference to the Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, then the Holder shall have the right to require the deletion of the reference to the Holder.

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         Section 3.3 Priority of Accel Partners and Certain Other Investors.

                 (a) AEIS acknowledges that the Company is negotiating to sell up to $4 million of its securities to Accel Partners and/or its affiliates ("Accel) and a limited number of investors not currently affiliated with the Company. In the event that (i) the Company consummates the sale of least $3 million of its securities to Accel and these other investors and/or (ii) in the future the Company sells at least $4 million of its securities to investors in public or private offerings to or through an underwriter or selling broker-dealer (any "Future Investors"), AEIS agrees to the extent requested to subordinate all of its rights hereunder if requested by Accel or a majority (based upon amounts invested) of the Future Investors.

                  (b) In addition to the subordination provisions contained in
Section 3.3(a) hereof, during any 12 month period commencing with the making of a request described in this sentence, if AEIS seeks to exercise its demand, Form S-3 or piggyback rights it shall give written notice to the Company, Accel and the Future Investors that it wishes to exercises its rights hereunder. If within 20 days after the giving of such notice by AEIS to the Company, Accel and the Future Investors, either Accel and/or a majority (based upon amounts invested) of the Future Investors, as the case may be, requests that AEIS defer or limit such rights, AEIS shall be bound by and comply with such written request for a period not to exceed 90 days after which AEIS may exercise its rights hereunder free of any restrictions from Accel and/or the Future Investors for the remainder of such 12-month period.

                  (c) If AEIS elects to exercise its demand, Form S-3 or piggyback rights hereunder, it shall give written notice to the Company, Accel and/or the Future Investors to the extent applicable. AEIS may not exercise any piggyback rights under this Agreement in connection with any registration statement that has been initiated by Accel or Future Investors, whether such registration statement is a demand, Form S-3 or in the case of Future Investors a required registration, unless and then only to the extent that Accel and/or the Future Investors have consented thereto in writing.

                  (d) In furtherance of the subordination rights of Accel and any Future Investors, AEIS agrees that they shall be treated as third party beneficiaries of this Agreement and shall have the right to enforce all of the subordination provisions and limitations of the registration rights hereunder independently of the Company and notwithstanding any waiver by or failure to act of the Company.

         Section 3.4 Priority on Demand Registrations. Except as provided in
Section 3.3, if a demand registration under Section 2.1 (a "Demand Registration") is underwritten and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair value, the Company will include in such Demand Registration (i) first, securities that the Company desires to include on its own behalf, (ii) second, the Registrable Securities requested to be included in such Demand Registration pro rata on the basis of the number of Registrable Securities owned, and (iii) third, any securities of the Company that are not Registrable Securities and have "piggyback" registration rights. A Demand Registration shall not be considered to be the Holders' one Demand Registrations under Section 2.1 hereof, if (i) the Holders are not able to register and sell in the Demand Registration

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at least 75 % of the Registrable Securities sought to be included in the Demand
Registration by such Holders, as specified in such Holders' notice by which the demand was made, or (ii) the gross proceeds of the securities included in the Demand Registration on behalf of the Company constitute at least 20% of the total gross proceeds of the Demand Registration.

         Section 3.5 Contemporaneous Demand. Except as provided in Section 3.3, if any holder of the Company's securities that is not a holder of Registrable Securities under this Agreement exercises demand registration rights to have the Company register its securities under the Securities Act (a "Non-Holder Registration") within a period of 30 days before or after the time the Holder shall have requested a Demand Registration, then (i) the holders of Registrable Securities that desire to be included in the Non-Holder Registration and the holders of securities other than Registrable Securities that have registration rights with respect to such registration shall be entitled to participate in the Non-Holder Registration on a pro rata basis, according to the number of shares owned by the holders seeking to have securities included in such registration,
(ii) the Company will pay all of the Registration Expenses of the Non-Holder Registration (to the extent obligated under its agreement with such holder) and
(iii) the Non-Holder Registration shall not count as a Demand Registration with respect to the Holders that shall have requested a Demand Registration within such time period unless the Holders are able to register and sell at least 75% of the Registrable Securities sought to be registered by the Holders in their Demand Registration.

         Section 3.6 Withdrawal of Demand. If the Holders of a majority of Registrable Securities disapproves of the terms of an underwritten public offering, such Holders may elect to withdraw the request for a Demand Registration by providing written notice to the Company. In the event of such withdrawal, and if such Holders reimburse the Company for Company Registration Expenses (as defined in Section 4) arising directly from such Holders' request for a Demand Registration, such initial request shall not count for purposes of determining the Holders' right to a Demand Registration pursuant to Section 2.1 hereof.

         Section 3.7 Limitations on Demands. The Company shall be entitled to postpone for a reasonable period of time not to exceed ninety (90) days the filing of any registration statement otherwise required to be prepared and filed by it if, at the time it receives the request for a Demand Registration, the Company determines, in its reasonable judgment, that such Demand Registration would materially interfere with any then pending financing, acquisition, corporate reorganization or other material transaction involving the Company, and promptly gives the Holders who have requested registration of all or part of their Registrable Securities written notice of such determination and the reasons therefor. In such event, the Holders shall have the right to withdraw the request for a Demand Registration by giving written notice to the Company within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall be ignored for purposes of determining the Holders' right to a Demand Registration pursuant to Section 2.1. The Company may not postpone the filing of a registration statement under this Section 3.7 more than one time in any 12-month period.

         Section 3.8 Priority on Primary Registrations. Subject to Section 3.3 hereof, if a piggyback registration under Section 2.3 (a "Piggyback Registration") is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration

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exceeds the number which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration
(a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders of such Registrable Securities (based upon the number of Registrable Securities requested to be included), until such Registrable Securities constitute 25% of the securities being registered, (c) third, other securities requested to be included in such registration, pro rata among the holders of such securities ; provided however, the holders of Registrable Securities shall be entitled to register at least 25% of the securities being registered.

         Section 3.9 Priority on Secondary Registrations. Subject to Section 3.3 hereof, if a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities (based upon the number of securities requested to be included) until such Registrable Securities constitute 25% of the securities being registered, (b) second, the securities requested to be included therein by the holders requesting such registration, and the Registrable Securities requesting to be included in such registration, in equal amounts between (i) the holders requesting such registration on the one hand and (ii) the holders of Registrable Securities on the other hand, and (c) other securities requested to be included in such registration, pro rata among the holders of such securities..

         Section 3.10 Holdback Agreements. No Holder of Registrable Securities shall effect any public sale or distribution (including sales pursuant to Rule
144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree. In such event, the Holder agrees, if requested, to sign a customary market stand-off or lock-up letter with the Company's managing underwriter, and to comply with applicable rules and regulations of the Securities and Exchange Commission ("Commission").

4. REGISTRATION EXPENSES

         In connection with any registration of Registrable Securities pursuant to Section 2, the Company shall, whether or not any such registration shall become effective, from time to time, pay all expenses (other than Selling Expenses) incident to its performance of or compliance herewith (the "Company Registration Expenses"), including, without limitation, all registration, and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and all independent public accountants and other Persons retained by the Company.

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5. INDEMNIFICATION

         Section 5.1 Indemnification by the Company. The Company shall indemnify, to the extent permitted by law, the Holder and each Person, if any, who controls the Holder within the meaning of Section 15 of the Securities Act (collectively, "Holder Indemnified Parties"), from and against all losses, claims, damages, liabilities and expenses, joint or several, to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act and all rules and regulations under each such Act, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any such Holder Indemnified Party insofar as the Company is entitled to indemnification under
Section 5.3 for such losses, claims, damages, liabilities, expenses, actions or proceedings.

         Section 5.2 Indemnification in Underwriting. If the offering pursuant to any registration statement provided for hereunder is made through underwriters, no action or failure to act on the part of such underwriters (whether or not any such underwriter is an Affiliate of any Holder Indemnified Party) shall affect the Company's obligations to indemnify the Holder Indemnified Parties pursuant to Section 5.1. If the offering pursuant to any registration statement provided for hereunder is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as hereinbefore provided with respect to the indemnification of the Holder Indemnified Parties; provided, however, that the Company shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of
Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability, expense, action or proceeding for which indemnification is claimed results from such underwriter's failure to send or give a copy of the amended or supplemented final prospectus, at or prior to the written confirmation of the sale of Registrable Securities, or to a Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was given notice of the availability of such amended or supplemented final prospectus.

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         Section 5.3 Indemnification by the Holder. In connection with any registration statement in which the Holder is participating, the Holder shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in any such registration statement or prospectus and shall indemnify, to the extent permitted by law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities, expenses, actions or proceedings resulting from (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance on or in conformity with any information so furnished in writing by the Holder expressly for use therein; (ii) any failure by the Holder to register or qualify the Registerable Securities under the securities laws of any state or other jurisdiction; (iii) any failure by the Holder (or any brokerdealer acting on behalf of the Holder) to deliver a prospectus; or (iv) any sale by the Holder where the broker-dealer or agent acting on its behalf is not lawfully registered.

         Section 5.4 Contribution If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by Section
5.5 above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, the Holder shall not be required to contribute any amount in excess of the amount the Holder would have been required to pay to an indemnified party if the indemnity under Section 5.1 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Section 5.5 Indemnification and Contribution Procedures.

          (a) A party that seeks indemnification or contribution under this
Section 5 must promptly give the other party notice of any legal action. However, a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

         (b) The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:

               (i) must select an attorney that is reasonably satisfactory to the other party;

               (ii) is not liable to the other party for any later attorney's fees or for any other later expenses that the other party incurs;

               (iii) must not compromise or settle the action without the other party's consent (but the other party must not unreasonably withhold its consent); and

               (iv) is not liable for any compromise or settlement made without its consent.

         (c) If the indemnifying party fails to assume the defense within 10 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

         (d) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable.

         (e) No Holder Indemnified Party shall have the power to settle any action in which the indemnifying party is providing a defense under this Section 5.

6. CERTAIN LIMITATIONS ON REGISTRATION RIGHTS

         Section 6.1 Underwritten Offerings. In the case of a registration under
Section 2.3, if the Company determines to enter into an underwriting agreement in connection therewith, all Registrable Securities to be included in such registration shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

         Section 6.2 Board of Directors Determination. Notwithstanding the foregoing rights under this Agreement, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to Section 2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period.

7. RULE 144

         The Company covenants that it shall file the reports required to be filed under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, in the event that the Company is not required to file such reports, it shall make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities
Act), and it shall take such further action as the Holder may reasonably request, or to the extent required from time to time to enable the Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, (or successor rule) ("Rule 144"). Upon request of any Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

8. TRANSFER OF REGISTRATION RIGHTS

         If and to the extent that the Holder sells or otherwise disposes of Registrable Securities in any transaction that does not require registration under the Securities Act (other than a transaction exempt under Rule 144), the rights of the Holder hereunder with respect to such Registrable Securities shall be assignable to the transferee of such Registrable Securities; provided, however, that such transferee agrees in writing to be bound by all the terms and conditions of this Agreement.

9. RIGHTS OF AMERICAN EXPRESS INCENTIVE SERVICES, LLC. As long as American Express Incentive Services, LLC has not sold or otherwise transferred 6,000,000 shares of Common Stock being issued to it (including shares issuable upon exercise of warrants issued to it), the following shall apply:

         (a) American Express Incentive Services, LLC shall have anti-dilution protection in connection with the shares of Common Stock owned by it equal to that held by the Company's chief executive officer.

         (b) The Company's board of directors shall hold meetings at least once each calendar quarter.

         (c) American Express Incentive Services, LLC shall have the right to designate one person to attend each meeting of the Company's board of directors who shall be entitled to participate in all discussions and deliberations, but shall not be entitled to any vote. The Company will provide such person with notice of, agendas for, and copy of all materials distributed to directors generally contemporaneously with distribution to the directors.

         (d) American Express Incentive Services, LLC shall be entitled to inspect the books and records of the Company on reasonable notice during normal business hours, subject to executing a standard Confidentiality Agreement which agreement may preclude American Express Incentive Services, LLC from being able to sell its shares of Common Stock for periods of time as a result of such inspection.

         (e) The Company will furnish American Express Incentive Services, LLC with a (i) business plan and annual operating budget when approved by the board of directors, (ii) upon reasonable request, current financial statements for the Company, (iii) audited financial statements within 90 days following the conclusion of each fiscal year, and (iv) copies of all filings made with the Commission promptly after such filings are made.

10. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. Subject to Section 3.3 hereof, the Company shall not, without the prior written consent of a majority of the shares of Common Stock then owned by the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would have the effect of granting rights which are inconsistent with the rights granted hereunder, including (i) the right on demand of such holder to cause the Company to effect a registration of such securities prior to the date on which a Holder can first make a demand under Section 2.1 hereof or (ii) any right to include securities in any registration statement filed under Section 2.3 hereof to the exclusion of Registrable Securities that any Holder desires to include in any such offering

11. MISCELLANEOUS.

         (a) Gender. Any reference to "it" or "its" shall also be deemed to refer to "him" or "her" as applicable.

         (b) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         (d) Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         (e) Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next business day delivery, or by facsimile delivery followed by overnight next business day delivery as follows:

the Company:      LoyaltyPoint, Inc.            with a copy to:
                  3885 Crestwood Parkway        Daryl Cramer & Associates, P.A.
                  Suite 550                     3801 PGA Boulevard, Suite 508
                  Lilburn, GA 30096             Palm Beach Gardens, FL 33410
                  Facsimile:  (678) 623-3334    Facsimile:  (561) 659-0701
                  Attn: Paul Robinson           Attn: Daryl Cramer, Esq.

the Holder:       American Express Incentive Services, LLC
                  1309 North Highway Drive
                  Fenton, MO 63099
                  Attention: Legal Management

with a copy to:   General Counsel's Office       Law Department
                   of American Express           Maritz, Inc.
                  200 Vesey Street               1375 N Highway Dr.
                  New York, NY 10285-4908        Fenton, MO 63099
                  Attention:  Marcie Wilkov
                  Facsimile: (212) 640-0360
                  Facsimile:  (636) 226-2004
or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the date of delivery.

         (f) Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing parties shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, costs and expenses.

         (g) Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         (h) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

         (i) Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Atlanta, Georgia (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the Parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         (j) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

         (k) Force Majure. No party shall be responsible for failure or delay in performance hereunder by reason of fire, flood, riot, strikes, labor disputes, freight embargoes, interruption or failure in Internet, telephone or other interconnection service or related equipment,) any material interruption in the mail service or other means of communication with the United States, if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured acts of God, any outbreak or material escalation of hostilities, or any national emergency or war (whether or note declared) affecting the United States, or other calamity or crises including a terrorist act or act affecting the United States shall have occurred, the effect of any of which is such as to make it, in the sole judgment of or of the public enemy, war or civil disturbances, any future laws, rules, regulations or acts of any government (including any orders, rules or regulations issued by any official or agency of such government) affecting a party that would delay or prohibit performance hereunder, or any cause beyond the reasonable control of such party.





                           [Signature Pages Attached]

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer.

                                                              LoyaltyPoint, Inc.


________________________________            By:  _____________________________
                                                 Paul Robinson,
                                                 Chief Executive Officer
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          [Signature Page to Investor Rights Agreement (LoyaltyPoint)]

                                       American Express Incentive Services, LLC


________________________________       By:  ________________________________
                                            ________________________,Manager

--------------------------------



















        [Signature Page to Investor Rights Agreement (American Express)]